EXHIBIT 31.1


                  CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER
                    AND PRINCIPAL FINANCIAL OFFICER REQUIRED
                         PURSUANT TO SECTION 302 OF THE
                           SARBANES-OXLEY ACT OF 2002


         I, Christopher L. Jarratt, certify that:

         1. I have reviewed this annual report on Form 10-K of JB Oxford Holdings, Inc.;

         2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;


Dated: August 30, 2004                       By:  /s/  Christopher L. Jarratt
                                               ---------------------------------
                                               Christopher L. Jarratt
                                               Chief Executive Officer